Exhibit 99.1

ARES CAPITAL CORPORATION SCHEDULES EARNINGS RELEASE FOR
THE QUARTER ENDED JUNE 30, 2009

NEW YORK, NY — Ares Capital Corporation (NASDAQ: ARCC) announced today that it will report earnings for the quarter ended June 30, 2009 on Thursday, August 6, 2009.

Ares Capital Corporation invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) on Thursday, August 6, 2009 to discuss its second quarter 2009 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (800) 860-2442 approximately 5-10 minutes prior to the call. International callers should dial +1 (412) 858-4600.  All callers should reference “Ares Capital Corporation.” For the convenience of our stockholders, an archived replay of the call will be available through August 21, 2009 by calling (877) 344-7529.  International callers, please dial +1 (412) 317-0088.  For all replays, please reference conference passcode #432094.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle market companies.  Ares Capital Corporation invests primarily in first and second lien loans and mezzanine debt, which in some cases includes an equity component.  To a lesser extent, Ares Capital also makes equity investments.  The company is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment advisory management firm with approximately $29 billion of committed capital under management as of June 30, 2009.  Ares Capital Corporation is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Carl Drake
Ares Capital Corporation
310-201-4200